Exhibit 23(d)

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of BB&T Corporation of our report dated February 4, 2004 relating to the financial statements which appears in BB&T Corporation’s Annual Report on Form 10-K for year ended December 31, 2003. We also consent to the reference to us under the headings “Experts” in such Registration.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Greensboro, North Carolina

March 8, 2004